CONSECO VARIABLE INSURANCE COMPANY
 Administrative Office: 11815 N. Pennsylvania Street, Carmel, Indiana 46032-4555
                           [Telephone: (317) 817-3700]
                                 A Stock Company
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       This is a legal Contract between the Contract Owner and THE Company
                          READ YOUR CONTRACT CAREFULLY



Conseco Variable Insurance Company ("the Company") agrees with the contract Owner ("You/Your") to provide benefits to You, subject to the provisions set forth in this contract and in consideration of the Purchase Payments received.

Right of Return. Within 10 days of the receipt of this contract by the Owner, it may be returned by delivering or mailing it to the Company at its Administrative Office. The Company will refund the Contract Value computed as of the business day the Company receives the returned contract at its Administrative Office.

ANNUITY PAYMENTS, WITHDRAWAL VALUES AND DEATH BENEFITS PROVIDED BY THIS CONTRACT MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

Signed for the Company at its Administrative Office in Carmel, Indiana.





       Secretary                                      President











              INDIVIDUAL FLEXIBLE PREMIUM DEFERRED ANNUITY CONTRACT
                                VARIABLE ACCOUNTS
                                Non-participating



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                                                 TABLE OF CONTENTS
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                                              PROVISIONS PAGE NUMBERS

         CONTRACT SCHEDULE                                                                                [3

         DEFINITIONS                                                                                       7

         PURCHASE PAYMENTS PROVISIONS                                                                      9

         SEPARATE ACCOUNT PROVISIONS                                                                       9

         CONTRACT VALUE PROVISION                                                                         10

         CONTRACT MAINTENANCE FEE PROVISION                                                               10

         TRANSFER PROVISIONS                                                                              11

         WITHDRAWAL PROVISIONS                                                                            12

         PROCEEDS PAYABLE AT DEATH PROVISIONS                                                             13

         SUSPENSION OR DEFERRAL OF PAYMENTS PROVISONS                                                     14

         OWNER, ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISONS                                                15

         ANNUITIZATION PROVISIONS                                                                         16

         GENERAL CONTRACT PROVISIONS                                                                      17

         ANNUITY TABLES                                                                                  19]
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
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                                                 CONTRACT SCHEDULE
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
CONTRACT NUMBER:                                       [3456]

OWNER:                                                 [JOHN DOE]

JOINT OWNER:                                           [NONE]

Annuitant:                                             [JANE DOE]

JOINT ANNUITANT:                                       [NONE]

CONTRACT ISSUE dATE:                                   [JulY 1, 1999]

Annuity Date:                                          [July 1, 2025]

 PURCHASE PAYMENT CREDIT:                               Each  Purchase  Payment  received  will be credited  with a
                                                        Purchase  Payment  Credit  at the  rate  shown  below.  The
                                                        Purchase  Payment  Credit  will be  allocated  in the  same manner as the  Purchase  Payments  at the time of  receipt.
                                                        The dollar  amount of any Purchase  Payment  Credit will be excluded  from  the  contract  value  if You  exercise  the
                                                        Right of Return.

PURCHASE PAYMENT CREDIT RATE:                           4%

INITIAL PURCHASE PAYMENT:                               [$XXX]

initial Purchase Payment Credit:                        [$XXX]

  BENEFICIARY:                                          As designated by the Owner at the Contract Issue Date or
                                                        as subsequently changed by the Owner.

MINIMUM INITIAL PURCHASE PAYMENT:                       $5,000 Nonqualified /  $2,000 IRA's

  Minimum Subsequent Purchase

  Payment:                                              [Nonqualified  - $500; or if using automatic payment
                                                        check, $200/month.

                                                        IRA's - $50 per month.]

MAXIMUM TOTAL PURCHASE PAYMENTS:                        $2,000,000 (without prior Company approval)

  ALLOCATION GUIDELINES:                                The Owner can  select  from among all the  Sub-Accounts  of the  Separate  account.  However,  Owners are limited to 15
                                                        Sub-accounts at any one time.

                                                        If the  initial  Purchase  Payments  and forms  required to
                                                        issue  the  Contract  have  been  received,   the  Purchase
                                                        Payment  will be credited  within two  Business  Days after
                                                        its  receipt  at  the  Company's   Administrative   Office.
                                                        Additional  Purchase  Payments  will  be  credited  to  the
                                                        Contract as of the Business Day they are received.

                                                        Allocation percentages must be in whole numbers.  Each
                                                        allocation must be at least 1%.



SEPARATE ACCOUNT:                                       [Conseco Variable Annuity Account H.]
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
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                                           CONTRACT SCHEDULE (continued)
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
INSURANCE CHARGES:                                   The  insurance  charges,  on an  annual  basis,  are  equal to
                                                     1.40% of the  average  daily net asset  value of the  Separate
                                                     Account.   The  Company  may   increase   insurance   charges,
                                                     however,  the  maximum  charge  increase  will never  exceed a total of 0.25% of the  average  daily net  asset  value of the
                                                     Separate  Account.  In the event of an  increase,  the Company will give you 90 days prior notice.

                                                     If  elected at time of  application,  the  Minimum  Guaranteed
                                                     Death  Benefit  and  the  Minimum  Guaranteed  Income  Benefit
                                                     riders will each incur additional  insurance  charges equal to
                                                     0.15%,  on an annual  basis,  of the daily net asset  value of the Separate Account.


CONTRACT MAINTENANCE Fee:                            [The  contract  maintenance  fee is $30  each  Contract  Year.
                                                     The  Company   reserves  the  right  to  change  the  contract
                                                     maintenance  fee  but  the  fee  will  never  exceed  $60  per
                                                     Contract Year.

                                                     During the Accumulation  Period,  if the Contract Value on the
                                                     Contract   Anniversary  is  at  least  $50,000,  the  contract
                                                     maintenance  fee  will  be  waived.  During  the  Accumulation
                                                     Period,  if  a  full  withdrawal  is  made  on  other  than  a
                                                     Contract  Anniversary  and the Contract Value for the Business
                                                     Day  during  which  the full  withdrawal  is made is less than
                                                     $50,000,  the full contract  maintenance  fee will be deducted at the time of full  withdrawal.  If,  at  annuitization,  the
                                                     Annuity  Date  is  not  the  Contract   Anniversary   and  the
                                                     Contract  Value  on the  Annuity  Date is less  than  $50,000, then the full  contract  maintenance  fee will be  deducted on the Annuity  Date.  During the Annuity  Period,  all  contract maintenance fees will be waived.]



DISTRIBUTION EXPENSE CHARGE:                         [None]


TRANSFERS PERMITTED:                                 [Subject  to terms of the  contract,  there are  currently  no limits on the  number  of  transfers  that can be made  during the  Accumulation  Period.  Owners are permitted two transfers per contract year during the annuity period.]




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                                           CONTRACT SCHEDULE (continued)
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TRANSFER FEE:                                        [During  the  Accumulation   Period,   the  Company  allows  a
                                                     transfer  among  Sub-accounts  once  every 30 days  without  a charge.  If you  transfer  more often,  you will be assessed a
                                                     $25 transfer fee for each additional transfer.

                                                     During  the  Annuity  Period,  the  Owner is  allowed  two (2)
                                                     transfers  per  Contract  Year  without  charge.  The  Company reserves  the right to change the amount of the  transfer  fee and the frequency of permitted transfers.

                                                     All  reallocations  made  on a  given  date  count  as one (1)
                                                     transfer.  Transfer fees will be waived for transfers  made by the  Company  at  the  end  of  the  10-day  right  to  return period.]

MINIMUM TRANSFER AMOUNT:                             [$500 from any  Sub-account or the Owner's entire  interest in the Sub-account, if less.]

MINIMUM ACCOUNT BALANCE

AFTER TRANSFER:                                      [$500 must remain in a  Sub-account after a transfer  is made from it,  unless  the entire  amount in  the  Sub-account  is transferred,  creating  a  zero  (0) balance.]

CONTINGENT DEFERRED SALES

CHARGE:                                              A contingent  deferred  sales  charge may be assessed  against
                                                     each  Purchase   Payment   withdrawn  and  will  result  in  a
                                                     reduction  of the Contract  Value.  Each  Purchase  Payment is
                                                     tracked  from its date of  receipt  and will be subject to its own  contingent  deferred  sales  charge.  For the  purpose of calculating  contingent  deferred sales  charges,  withdrawals are assumed to be made first from  Purchase  Payments  (oldest
                                                     to  newest)   and  then  from  earned   income.   Charges  are
                                                     determined as indicated below:
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
   No. of Years from Receipt          Contingent Deferred
   -------------------------          -------------------
            0 to 1                             8%
               2                               8%
               3                               8%
               4                               8%
               5                               7%
               6                               6%
               7                               5%
               8                               3%
               9                               1%
          10 and more                          0%


                                           CONTRACT SCHEDULE (continued)
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
WAIVER OF CONTINGENT
DEFERRED SALES CHARGE:                               Once  each  Contract  Year a  withdrawal  is
                                                     available  free of  contingent  deferred  sales  charges in an amount  equal  to the  greater  of:  (i)  10% of the  Contract
                                                     Value,  on  a  non-cumulative  basis;  (ii)  the  IRS  minimum distribution  requirement,  if  the  Contract  was  issued  in connection  with certain IRAs;  or (iii) the Purchase  Payment withdrawn  that has been in the  contract  for more  than nine
                                                     (9) complete years.



MINIMUM PARTIAL WITHDRAWAL:                          [$500 from any Account.  This  includes  withdrawals  from any
                                                     Sub-account of the Separate  Account.  The minimum  withdrawal requirement  is  waived  if the  partial  withdrawal  from any
                                                     Account  is a result of a  systematic  withdrawal  program  or minimum  distribution  requirement  if contract  was issued in connection with certain IRAs.]


MINIMUM CONTRACT VALUE AFTER
withdrawal:                                          $500  must   remain  in  at
                                                     least  one  Sub-account  of  the  Separate   Account  after  a
                                                     partial  withdrawal.  If the  amount of a  withdrawal  results
                                                     in  an  amount  less  than  this  amount,   then  the  Company
                                                     reserves  the right to  terminate  the  contract,  and pay you the  Contract  Withdrawal  Value.  The Company will mail you a notice of its intent to terminate the contract.


RIDERS:                                              [None]



COMPANY ADDRESS:                                     [Conseco Variable Insurance Company
                                                     Administrative Office: 11815 N. Pennsylvania Street
                                                     P.O. Box 1927
                                                     Carmel, IN 46032
                                                     Telephone Numbers: (317) 817-3700
                                                     Toll Free (800) 824-2726]


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



                                  DEFINITIONS

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ACCOUNT(S). One or more of the Sub-accounts of the Separate Account.

ACCUMULATION PERIOD. The period prior to the Annuity Date during which Purchase Payments may be made by an Owner.

ACCUMULATION  UNIT(S).  A unit of  measure  used to  determine  the  value of an
Owner's   interest  in  a  Sub-account  of  the  Separate   Account  during  the
Accumulation Period.

ADJUSTED CONTRACT VALUE. The Contract Value less any applicable premium tax, and contract maintenance fee. This amount is applied to the applicable annuity table to determine Annuity Payments.

AGE. The Age of any Owner or Annuitant on his/her last birthday. For Joint Owners, all provisions that are based on Age are based on the Age of the older of the Joint Owners.

ADMINISTRATIVE OFFICE. The Company's administrative address is indicated on the Contract Schedule. All notices, requests and Purchase Payments must be sent to this address. All sums payable to the Company under this contract are payable to this address unless otherwise designated in writing by the Company.

ANNUITANT. The natural person on whose life Annuity Payments are based. On or after the Annuity Date, the Annuitant shall also include any Joint Annuitant.

ANNUITY DATE. The date that Annuity Payments begin. The Annuity Date is shown on the Contract Schedule.

ANNUITY OPTION(S). The different payment options available for Annuity Payments under this contract.

ANNUITY PAYMENTS. A series of payments made to the Owner, or a named payee, after the Annuity Date under the Annuity Option selected.

ANNUITY PERIOD. The period of time beginning with the Annuity Date during which Annuity Payments are made.

ANNUITY UNIT. An accounting unit of measure used to calculate the amount of Annuity Payments.

BENEFICIARY. The person(s) or entity(ies) who will receive the death benefit payable under this contract.

BUSINESS DAY. Each day that the New York Stock Exchange is open for business. The Separate Account will be valued each Business Day.

CONTRACT ANNIVERSARY. One year from your Contract Issue Date and every year thereafter on the same month and day.

CONTRACT ISSUE DATE. The Contract Issue Date shown on the schedule page of this contract.

CONTRACT VALUE. On a given business day, the contract value will equal the sum of Purchase Payments, the initial Purchase Payment credit, earned interest, if any, less withdrawals and/or charges.

CONTRACT WITHDRAWAL VALUE. The Contract Value, less any applicable premium tax, less any contingent deferred sales charge and less any applicable contract maintenance charge.

CONTRACT YEAR(S). The annual period begins on the Contract Issue Date. Subsequent Contract Years begin on each anniversary day of the Contract Issue Date.

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                             DEFINITIONS (continued)
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ELIGIBLE FUND. An investment entity that is made available for this contract.

FIXED ANNUITY. A series of payments made during the Annuity Period that are guaranteed as to dollar amount by the Company.

OWNER/JOINT OWNER. The person(s) entitled to exercise all rights under this contract (You, Your).

PORTFOLIO. A segment of an Eligible Fund which constitutes a separate and distinct class of shares.

PREMIUM TAX(ES). Any Premium Taxes payable to any government entity and assessed against Purchase Payments or Contract Value.

PURCHASE PAYMENT(s). A payment made by or for an Owner with respect to this contract. All payments must be made payable to the Company.

SEPARATE ACCOUNT. A Separate Account is an account that provides investment options where the benefits are held separate from other Company assets. The Separate Account is not guaranteed as to the dollar amount shown on the contract schedule.

Sub-account(S).  Separate  Account  assets are divided into  Sub-accounts.  Each
Sub-account will invest its assets in shares of a single Eligible Fund or a single Portfolio of an Eligible Fund.

WE, US, OUR. The Company.

WRITTEN REQUEST. A request in writing, in a form satisfactory to the Company, that is received by the Administrative Office.


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                           PURCHASE PAYMENT PROVISIONS
--------------------------------------------------------------------------------

PURCHASE PAYMENTS. The initial Purchase Payment is due on the Contract Issue Date. Subject to the maximum and minimum amounts shown on the contract schedule, subsequent Purchase Payments may be made at any time during the Accumulation Period. You may increase, decrease and change the frequency of such payments. The Company reserves the right to reject any Application or Purchase Payment.

ALLOCATION OF PURCHASE PAYMENTS. Purchase Payments are allocated to one or more Sub-accounts of the Separate Account in accordance with the selections made by the Owner. The allocation of the initial Purchase Payment is made in accordance with the selection made by the Owner at the Contract Issue Date. Unless otherwise changed by the Owner, subsequent Purchase Payments are allocated in the same manner as the initial Purchase Payment. Allocation of Purchase Payments are subject to the allocation guidelines shown on the contract schedule.

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                           SEPARATE ACCOUNT PROVISIONS
--------------------------------------------------------------------------------


THE SEPARATE ACCOUNT. The Separate Accounts consist of assets set aside by the Company, which are kept separate from that of the general assets and any other Separate Account assets of the Company. The assets of the Separate Account will not be charged with liabilities arising out of any other business the Company may conduct.

The Separate Account assets are divided into Sub-accounts. The assets of the Sub-accounts are allocated to the Eligible Fund(s) and the Portfolio(s), if any, within an Eligible Fund. Should the shares of any such Eligible Fund(s), or any Portfolio(s) within an Eligible Fund, become unavailable for investment by the Separate Account, or the Company's Board of Directors deems further investment in these shares inappropriate, the Company may limit further purchase of such shares or substitute shares of another Eligible Fund or Portfolio for shares already purchased under this contract.

VALUATION OF ASSETS. The assets of the Sub-accounts are valued at their fair market value in accordance with Company procedures.

ACCUMULATION UNITS. Accumulation Units shall be used to account for all amounts allocated to, or withdrawn from, the Sub-accounts of the Separate Account as a result of Purchase Payments, withdrawals, transfers, fees and charges. The
Company will determine the number of Accumulation Units of a Sub-account purchased or cancelled. This will be done by dividing the amount allocated to (or the amount withdrawn from) the Sub-account by the dollar value of one Accumulation Unit of the Sub-account as of the Business Day that the request for the transaction is received at Our Administrative Office.

ACCUMULATION UNIT VALUE. The initial Accumulation Unit value for each Sub-account was arbitrarily set at $10. Subsequent Accumulation Unit values for each Sub-account are determined each Business Day by multiplying the Accumulation Unit value for the immediately preceding Business Day by the net investment factor for the Sub-account for the current Business Day. The net investment factor for each Sub-account is determined by dividing A by B and subtracting C where:

     A is: (i) the net asset value per share of the Eligible Fund or Portfolio of an Eligible Fund held by the Sub-account as of the current Business Day; plus

          (ii) any dividend or capital gain per share declared on behalf of such Eligible Fund or Portfolio that has an ex-dividend date as of the current Business Day; plus

          (iii)a charge-factor, if any, for any taxes or any tax reserve established by the Company as a result of the operation or maintenance of the Sub-account(s).

     B is the net asset value per share of the Eligible Fund or Portfolio held by the Sub-account for the immediately preceding Business Day.

     C is the Business Day equivalent of the insurance charges, if any, that are shown in the contract schedule.

The accumulation unit value may increase or decrease from Business Day to Business Day.



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                     SEPARATE ACCOUNT PROVISIONS (continued)
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INSURANCE CHARGES.  Each business day the Company deducts insurance charges from the Separate Account that are equal, on an annual basis, to the amount shown on the contract schedule. The insurance charges compensate the Company for assuming the mortality and expense risks, costs associated with the administration of this contract, and if so elected, to provide for certain benefits.



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                            CONTRACT VALUE PROVISION
--------------------------------------------------------------------------------


CONTRACT VALUE. The Contract Value as of any Business Day is the sum of the Contract Value in each of the Sub-accounts of the Separate Account.

The Contract Value in a Sub-account of the Separate Account is determined by multiplying the number of Accumulation Units allocated to the Owner's account for the Sub-account by the Accumulation Unit value.

Withdrawals will result in the cancellation of Accumulation Units in a Sub-account.


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                       CONTRACT MAINTENANCE FEE PROVISION
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CONTRACT  MAINTENANCE  FEE DEDUCTION.  On each Contract  Anniversary the Company will deduct a contract maintenance fee from the Contract Value for reimbursement of expenses relating to maintenance of the contract as shown on the contract schedule. The Company will do this by canceling Accumulation Units from each applicable Sub-account. The contract maintenance fee will be deducted from the Sub-account of the Separate Account with the largest balance.


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                               TRANSFER PROVISIONS
--------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PERIOD. Subject to any limitation imposed by the Company on the number of transfers during the Accumulation Period, shown on the contract schedule, an Owner may transfer all or part of the Contract Value in a Sub-account. The Owner may do this by Written Request. All transfers are subject to the following:

1. If more than the number of free transfers have been made in a 30-day period, the Company will deduct a transfer fee for each subsequent transfer made. The frequency and number of free transfers are shown on the contract schedule. The transfer fee is deducted from the Account that is the source of the transfer. However, if the Owner's entire interest in an Account is being transferred, then the transfer fee will be deducted from the amount being transferred. If there are multiple-source Accounts, the transfer fee will be allocated to the Sub-account with the largest balance that is involved in the transfer transaction.

2.   The contract  schedule shows: a) the minimum amount that may be transferred
     from  a  Sub-account;   b)  the  minimum  amount  that  must  remain  in  a
     Sub-account.

3. An Owner's right to make transfers is subject to modification if the Company determines, in the Company's sole opinion, that the exercise of the right by one or more Owners is or would be to the disadvantage of other Owners. Restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by the Company to be to the disadvantage of the Owners. A modification could be applied to the transfers to or from one or more of the Sub-accounts and could include, but not be limited to: a) the requirement of a minimum time period between each transfer; b) not accepting a transfer request from an agent acting under a power of attorney on behalf of more than one Owner; or c) limiting the dollar amount that may be transferred between the Sub-accounts by an Owner at any one time.

4. The Company reserves the right, at any time, and without prior notice to any party, to terminate, suspend or modify the transfer privilege described above.

If an Owner elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with the instructions received from the Owner or other authorized persons. All amounts and Accumulation Units will be determined as of the Business Day during which the request for transfer is received at Our Administrative Office.

--------------------------------------------------------------------------------
                         TRANSFER PROVISIONS (continued)
--------------------------------------------------------------------------------

TRANSFERS DURING THE ANNUITY PERIOD. Subject to any limitations imposed by the Company on the number of transfers allowed during the Annuity Period, shown on the contract schedule, the Owner may transfer Annuity Units as follows:

1.   Transfers  may be made upon Written  Request to the Company at least thirty
     (30) days before the due date of the next Annuity Payment for which the change will apply. Transfers will be made by converting the number of Annuity Units being transferred to the number of Annuity Units of the selected Sub-account to which the transfer is made, so that the next Annuity Payment, if it were made at that time, would be the same amount that it would have been without the transfer. Thereafter, Annuity Payments will reflect changes in the value of the new Annuity Units.

2. If more than the number of free transfers, shown on the contract schedule, have been made in a Contract Year, the Company will deduct a transfer fee, shown on the contract schedule, for each subsequent transfer. The transfer fee is deducted from the Account that is the source of the transfer. However, if the Owner's entire interest in an Account is being transferred, the transfer fee will be deducted from the amount that is transferred. If there are multiple-source Accounts, the transfer fee will be deducted from the Sub-account with the largest balance that was involved in the transaction.

3. The minimum amount that can be transferred from a Sub-account is shown on the contract schedule. The minimum amount that must remain in a Sub-account and Fixed Account after a transfer is shown on the contract schedule.

4. The Company reserves the right, at any time and without prior notice, to terminate, suspend or modify the transfer privilege described above.

If an Owner elects to use the transfer privilege, the Company will not be liable for transfers made in accordance with instructions received from the Owner or other authorized persons. All amounts and Annuity Units will be determined as of the Business Day during which the request for transfer is received at Our Administrative Office.

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                              WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

WITHDRAWALS. During the Accumulation Period, the Owner may make full or partial withdrawals of the Contract Withdrawal Value by Written Request. The Owner must indicate in the Written Request which Sub-account is intended to be the source of the partial withdrawal.

We will pay the amount of any withdrawal from the Separate  Account within seven
(7) days of receipt of a Written Request unless the Suspension or Deferral of Payments provision is in effect.

Each partial withdrawal must be for an amount that is not less than the minimum amount shown on the contract schedule. The minimum Contract Value that must remain in a Sub-account after a partial withdrawal is shown on the contract schedule.

CONTINGENT DEFERRED SALES CHARGE. Upon withdrawal of all or part of the Contract, a contingent deferred sales charge may be assessed as stated on the contract schedule,



--------------------------------------------------------------------------------
                      PROCEEDS PAYABLE AT DEATH PROVISIONS
--------------------------------------------------------------------------------

DEATH OF OWNER DURING ACCUMULATION PERIOD. Upon the death of the Owner, or any Joint Owner, during the Accumulation Period, the death benefit will be paid to the beneficiary(ies) designated by the Owner(s). Upon the death of a Joint Owner, the surviving Owner will be treated as the primary beneficiary. Any other beneficiary designation on record at the time of death will be treated as a contingent beneficiary. The death benefit must be paid under one of the death benefit options below. However, if the beneficiary is the spouse of the Owner, he or she may elect to continue the contract, at the then current Contract Value, in his or her own name and exercise all the ownership rights under the contract.

DEATH BENEFIT AMOUNT. During the Accumulation Period, if death of an Owner occurs prior to age 80, the death benefit will be the greater of: a) the Contract Value; or b) total Purchase Payments less any partial withdrawals and contingent deferred sales charges. If age 80 or older, the death benefit will be equal to the Contract Value. The Contract Value will be determined as of the Business Day the Company receives both due proof of death and an election for the payment method. If Joint Owners are named, the death benefit is determined based on the age of the oldest Owner.

After the death benefit amount is determined, it remains in the Separate Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Sub-account will be subject to investment risk, which is borne by the Beneficiary.

DEATH BENEFIT OPTIONS DURING ACCUMULATION PERIOD. The Owner may designate in writing that the death benefit be paid under one of the options available below. It the Owner doesn't designate an option, then the Beneficiary must elect the death benefit to be paid under one of the following options in the event of the death of the Owner or a Joint Owner during the Accumulation Period:

o    Option 1 - Lump sum payment of the death benefit; or

o Option 2 - Payment of the entire death benefit within five (5) years of the date of the death of the Owner or any Joint Owner; or

o Option 3 - Payment of the death benefit under an Annuity Option over the lifetime of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, with distribution beginning within one (1) year of the date of death of the Owner or Joint Owner.

Any portion of the death benefit not applied under Option 3, within one (1) year of the date of the Owner's death, must be distributed within five (5) years of the date of death.

Unless the Owner has previously designated one of the above payment options, a Beneficiary who is a spouse of the Owner may elect to: a) continue the contract in his or her own name at the then current Contract Value; b) elect a lump sum payment of the death benefit; or c) or apply the death benefit to an Annuity Option.

If a lump sum payment is requested, the amount will be paid within seven (7) days of receipt of proof of death and the payment election, unless the Suspension or Deferral of Payments provision, as set forth on page 13 is in effect. Payment to the Beneficiary, other than in a lump sum, may only be elected during the sixty-day (60) period beginning with the date of receipt of proof of death.

DEATH BENEFIT OPTION DURING THE ANNUITY PERIOD. If the Owner, or any Joint Owner, who is not the Annuitant, dies during the Annuity Period, any remaining payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at such Owner's or Joint Owner's death. Upon the death of any Owner during the Annuity Period, the Beneficiary becomes the Owner. Upon the death of any Joint Owner during the Annuity period, the surviving owner, if any, will be treated as the primary Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a Contingent Beneficiary.



--------------------------------------------------------------------------------
                PROCEEDS PAYABLE AT DEATH PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------


DEATH OF ANNUITANT. Upon the death of an Annuitant, who is not the Owner, during the Accumulation Period, the Owner automatically becomes the Annuitant. The Owner may designate a new Annuitant, subject to the Company's underwriting rules then in effect. If the Owner is a non-natural person, the death of an Annuitant will be treated as the death of the Owner and a new Annuitant may not be designated.

Upon the death of an Annuitant during the Annuity Period, the death benefit, if any, will be as specified in the Annuity Option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

PAYMENT OF DEATH BENEFIT: The Company will require due proof of death of the Annuitant before any death benefit is paid. Due proof of death will be:

     1.   a certified death certificate; or

     2. a certified decree of a court of competent jurisdiction as to the finding of death; or

     3.   any other proof satisfactory to the Company

All death benefits will be paid in accordance with applicable law or regulations governing death benefit payments.

BENEFICIARY. The Beneficiary designation in effect on the Contract Issue Date will remain in effect until changed. The Beneficiary is entitled to receive the benefits to be paid at the death of the Owner.

Unless the Owner provides otherwise, the death benefit will be paid in equal shares to the survivor(s) as follows:

     1. the Primary Beneficiary(ies) who survive the Owner's and/or the Annuitant's death, as applicable; or if none

     2. the Contingent Beneficiary(ies) who survive the Owner's and/or the Annuitant's death, as applicable; or if none

     3.   the estate of the Owner.

BENEFICIARY CHANGE. Subject to the rights of any irrevocable Beneficiary(ies), the Owner may change the primary Beneficiary(ies) or contingent Beneficiary(ies). A change may be made by Written Request. The change will take effect as of the date the Written Request is signed. The Company will not be liable for any payment made or action taken before it records the change.


--------------------------------------------------------------------------------
                  SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION
--------------------------------------------------------------------------------


The Company reserves the right to suspend or postpone payments from the Separate Account for a withdrawal or transfer for any period listed below, provided that applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) below exist.

     1. the New York Stock Exchange is closed (other than customary weekend and holiday closings); or

     2.   trading on the New York Stock Exchange is restricted; or

     3. an emergency exists as a result of which disposal of securities held in the Separate Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Separate Account's net assets; or

     4. during any other period when the Securities and Exchange Commission, by order, so permits consistent with the protection of Owners.



--------------------------------------------------------------------------------
               OWNER, ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS
--------------------------------------------------------------------------------


OWNER. The Owner has all interest and right to amounts held in this contract. The Owner is the person designated as such on the Contract Issue Date, unless changed.

The Owner may change ownership of the contract at any time by Written Request. A change of ownership will automatically revoke any prior designation of Owner. The change will become effective as of the date the Written Request is received by Us. The Company will not be liable for any payment made or action taken before it records the change.

JOINT OWNER. A contract may be owned by Joint Owners. If Joint Owners are named, the Joint Owner must be the spouse of the other Owner, unless limited by law. Upon the death of either Owner, the surviving Joint Owner will be the primary Beneficiary. Any other Beneficiary designation will be treated as a contingent Beneficiary unless otherwise indicated in a Written Request.

ANNUITANT/JOINT ANNUITANT. The Annuitant(s) is the person on whose life Annuity Payments are based. The Annuitant(s) is the person designated by the Owner at the Contract Issue Date, unless changed prior to the Annuity Date. The Annuitant may not be changed in a contract that is owned by a non-natural person. Any change of Annuitant(s) is subject to the Company's underwriting rules in effect at the time the Written Request is recorded by the Company.

ASSIGNMENT OF CONTRACT. A Written Request specifying the terms of an assignment of a contract must be provided to Our Administrative Office. The Company will not be liable for any payment made or action taken before it records the assignment. The Company will not be responsible for the validity or tax consequences of any assignment. Any assignment made after the Annuity Date, or after the death benefit has become payable will be valid only with the Company's consent. If the contract is assigned, the Owner's rights may only be exercised with the consent of the assignee of record.


--------------------------------------------------------------------------------
                            ANNUITIZATION PROVISIONS
--------------------------------------------------------------------------------


GENERAL. On the Annuity Date, the Contract Withdrawal Value will be applied under the Annuity Option selected by the Owner. The Owner may elect to have the Contract Withdrawal Value applied to provide a Fixed Annuity, a Variable Annuity or a combination Fixed and Variable Annuity. The Contract Value may be applied under the Annuity Option selected if the Annuity Date occurs on or after the fifth (5) Contract Anniversary and the Annuity Option is life contingency for a minimum of five (5) years. If an Annuity Option combination is elected, the Owner must specify what portion of the Contract Withdrawal Value is to be applied to the fixed and variable options. In addition, the Owner may select a lump sum payment .

ANNUITY DATE. The Annuity Date is selected by the Owner at the Contract Issue Date. The Annuity Date must be the first day of a calendar month and must be at least ninety (90) days after the Contract Issue Date. The Annuity Date may not be later than the earlier of: a) the date the Annuitant reaches attained age 90; or b) the maximum date permitted under applicable law.

Prior to the Annuity Date, the Owner, subject to the above, may change the Annuity Date by Written Request. Any change must be requested at least thirty
(30) days prior to the new Annuity Date.

SELECTION OF AN ANNUITY OPTION: An Annuity Option may be selected by Written Request of the Owner. If no Annuity Option is selected, Option 2 with 120 monthly payments guaranteed will automatically be applied. Unless specified otherwise, that portion of the Contract Withdrawal Value allocated to the Separate Account shall be used to provide a variable annuity, and that portion of the Contract Withdrawal Value allocated to the Fixed Account will be used to provide a Fixed Annuity. Prior to the Annuity Date, the Owner can change the Annuity Option selected by Written Request. Any change must be requested at least thirty (30) days prior to the Annuity Date.


--------------------------------------------------------------------------------


                      ANNUITIZATION PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------


FREQUENCY AND AMOUNT OF ANNUITY PAYMENTS. Annuity Payments are paid in monthly installments. The Contract Withdrawal Value is applied to the annuity table for the Annuity Option selected. If the Contract Withdrawal Value applied under an Annuity Option is less than $5,000, the Company reserves the right to make a lump sum payment in lieu of Annuity Payments. If the Annuity Payment is ever less than $50, the Company reserves the right to reduce the frequency of payments to an interval which will result in each payment being at least $50.

ANNUITY OPTIONS: The following Annuity Options or any other Annuity Option acceptable to the Company may be selected:

     OPTION 1. INCOME FOR SPECIFIED PERIOD. We will pay an income for a specific number of years in equal installments. We guarantee these payments to be at least those shown in Table 1. However, when the Annuitant dies, if We have made Annuity Payments for less than the specified period elected, We will continue to make Annuity Payments to the Owner for the rest of the specified period. If an Owner does not want to receive Annuity Payments, he or she may ask Us for a single lump sum. A single sum payment will be equal to the present value of remaining payments as of the date of receipt of proof of death commuted at the assumed investment rate for a Variable Annuity Option and at a Fixed Account guaranteed rate for a Fixed Annuity option.

     OPTION 2. LIFE INCOME WITH PERIOD CERTAIN. We will pay equal monthly payments for a specified period certain and then for the life of the Annuitant. If the Annuitant dies during period certain, We will continue to make payments to the Owner (or any person designated by the Owner) for the rest of the guaranteed specified period. If the Owner does not want to receive payments after the Annuitant's death, he/she can ask Us for a lump sum. A single sum payment will be equal to the present value of remaining payments as of the date of receipt of proof of death commuted at the assumed investment rate for a Variable Annuity Option and at a Fixed Account guaranteed rate for a Fixed Annuity option.

     OPTION 3. INCOME OF SPECIFIED AMOUNT. We will pay income of a specified amount until the principal and interest are exhausted. However, when the Annuitant dies, if We have made annuity payments for less than the specified amount, We will continue to make annuity payments to the Owner for the balance of the specified amount. If the Owner does not want to receive annuity payments, he or she can ask Us for a single lump sum. A single sum payment will be equal to the present value of remaining payments as of the date of receipt of proof of death commuted at the assumed investment rate for a Variable Annuity Option and at a Fixed Account guaranteed rate for a Fixed Annuity option.

     OPTION 4. JOINT AND SURVIVOR INCOME. We will pay equal monthly payments during the joint lifetime of the Annuitant and the named Joint Annuitant. We will determine the payment from Table 4 based on the Age of each person. The Annuitant must be at least 50 years old, and the Joint Annuitant must be at least 45 years old, at the time of the first monthly payment.

ANNUITY. If the Owner selects a Fixed Annuity, the Contract Withdrawal Value will be allocated to the General Account and the Annuity paid as a Fixed Annuity. If the Owner selects a variable annuity, the Contract Withdrawal Value will be allocated to the Sub-accounts of the Separate Account in accordance with the selection made by the Owner, and the annuity will be paid as a variable annuity. If no selection is made, the Contract Withdrawal Value will be applied in the same proportions, to the same Sub-accounts, as the allocations are at the time of election. Unless the Owner specifies otherwise, the payee of the Annuity Payments shall be the Owner. The Contract Withdrawal Value will be applied to the applicable annuity table contained in this contract based upon the Annuity Option selected by the Owner. The amount of the first payment for each $1,000 of Contract Withdrawal Value is shown in the annuity tables.

FIXED ANNUITY. The Owner may elect to have the Contract Withdrawal Value applied to provide a Fixed Annuity. The dollar amount of each Fixed Annuity Payment shall be determined in accordance with Annuity tables contained in contract which are based on the minimum guaranteed interest rate of 3% per year.

VARIABLE ANNUITY. The Owner may elect to have the Contract Withdrawal Value applied to provide a variable annuity. Variable Annuity Payments reflect the investment performance of the Separate Account in accordance with the allocation of the Contract Withdrawal Value to the Sub-accounts during the Annuity Period. Variable Annuity Payments are not guaranteed as to dollar amount.


--------------------------------------------------------------------------------


                            ANNUITIZATION (CONTINUED)
--------------------------------------------------------------------------------


The dollar amount of the first Variable Annuity Payment is determined in accordance with the description above. The dollar amount of the variable Annuity Payment for each applicable Sub-account after the first variable Annuity Payment is determined as follows:

     1. The dollar amount of the first variable Annuity Payment is divided by the value of an Annuity Unit for each applicable Sub-account as of the Annuity Date. This sets the number of Annuity Units for each monthly payment for the applicable Sub-accounts.

     2. The fixed number of Annuity Units per payment in each Sub-account is multiplied by the Annuity Unit value for that Sub-account for the last Business Day of the month proceeding the month for which the payment is due. This result is the dollar amount of the payment for each applicable Sub-account.

The total dollar amount of each variable Annuity Payment is the sum of all Sub-account variable Annuity Payments reduced by the applicable portion of the contract maintenance fee.

ANNUITY UNIT. The value of any Annuity Unit for each Sub-account of the Separate Account was initially set at $10.

The Sub-account Annuity Unit Value for any subsequent Business Day is determined as follows:

1. The net investment factor for the current Business Day is multiplied by the value of the Annuity Unit for the Sub-account for the immediately preceding Business Day.

2. The result in (1) is then divided by the assumed investment rate factor, which equals 1.00, plus the assumed investment rate for the number of days since the preceding Business Day. The Owner can choose either a 5% or a 3% assumed investment rate.

Mortality tables. The Annuity 2000 Mortality Table is used in establishing the annuity table.

The dollar amount of an Annuity Payment for any age or combination of ages not shown in the tables, or for any other form of Annuity Option agreed to by the Company, will be provided by the Company upon request.


--------------------------------------------------------------------------------
                           GENERAL CONTRACT PROVISIONS
--------------------------------------------------------------------------------


THE CONTRACT. The entire contract consists of this contract, the application, if any, amendments and any riders or endorsements attached to it. This contract may be changed or altered in writing only, by the President, Senior Vice President or Secretary of the Company. No agent has the authority to change or waive any provision of this contract.

EVIDENCE OF SURVIVAL. The Company may require satisfactory evidence of the continued survival of any person(s) on whose life Annuity Payments are based.

INCONTESTABILITY. This contract will be incontestable from the Contract Issue Date.

MISSTATEMENT OF AGE OR SEX. If the age or sex of any Annuitant has been misstated, any annuity benefits payable will be the annuity benefits that would have been provided at the correct age and sex. After Annuity Payments have begun, any underpayments will be made up in one sum with the next Annuity Payment. Any overpayment will be deducted from future Annuity Payments until the total is repaid.

MODIFICATION. This contract may be modified in order to maintain compliance with applicable state and/or federal law.

NON-PARTICIPATING.   This  contract  will  not  share  in  any  distribution  of dividends, profits or income of the Company.

PREMIUM TAXES. Any taxes paid to any governmental entity relating to the contract will be deducted from the Purchase Payment or Contract Value. The Company may, at its sole discretion, pay taxes when due and deduct that amount from the Contract Value at a later date. Payment of taxes at an earlier date does not waive the rights of the Company to deduct that amount from the Contract Value at a later date.


--------------------------------------------------------------------------------


                     GENERAL CONTRACT PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------


PROOF OF AGE AND SEX. The Company may require evidence of age and sex of any Annuitant and any Owner.

PROTECTION OF PROCEEDS. To the extent permitted by law, death benefits and Annuity Payments shall be free from legal process and the claim of any creditor other than the person entitled to them under a valid legal contract. No payment, nor any amount under this contract, shall be taken or assigned in advance of its payment date unless the Company receives the Owner's Written Request.

OTHER TAXES. The Company reserves the right to establish a provision for federal income taxes if it determines, at its sole discretion, that it will incur a tax as a result of the operation of the Separate Account. The Company will deduct for any income taxes incurred by it as a result of the operation of the Separate Account whether or not there was a provision for taxes and whether or not that provision was sufficient. The Company will deduct any withholding taxes required by applicable law.

REGULATORY REQUIREMENTS. All values payable under any contract will not be less than the minimum benefits required by the laws and regulations of the state in which the contract is delivered.

Reports. At least once each calendar year, the Company will furnish each Owner with an annual report showing the Contract Value and any other information required by law.




                                     TABLE 1


                       Income for Specified period factors

Installments shown are for each $1,000 of net proceeds applied. Interest is 3%, and is subject to change as described in the Interest on Settlement Options
Section.

        1               N/A              N/A              N/A             N/A
        2               N/A              N/A              N/A             N/A
        3               N/A              N/A              N/A             N/A
        4               N/A              N/A              N/A             N/A
        5             $211.99          $106.78          $53.59           $17.91
        6              179.22           90.27            45.30           15.14
        7              155.83           78.49            39.39           13.16
        8              138.31           69.66            34.96           11.68
        9              124.69           62.81            31.52           10.53
       10              113.82           57.33            28.77            9.61
       11              104.93           52.85            26.52            8.86
       12              97.54            49.13            24.65            8.24
       13              91.29            45.98            23.08            7.71
       14              85.95            43.29            21.73            7.26
       15              81.33            40.96            20.56            6.87
       16              77.29            38.93            19.54            6.53
       17              73.24            37.14            18.64            6.23
       18              70.59            35.56            17.84            5.96
       19              67.78            34.14            17.13            5.73
       20              65.26            32.87            16.50            5.51

* Equal monthly payment for the number of years elected, not to exceed 25 years. Payments will begin on the option date selected.


                                     TABLE 2


             MONTHLY INCOME FOR LIFE WITH GUARANTEED PERIOD certain

Equal  monthly  payments  for a  guaranteed  period of 10,  15, or 20 years,  as elected,  and for life  thereafter  as shown in the table below.  Amount of each monthly  installment  per $1,000 net  proceeds.  Amounts  based on Annuity  2000
Mortality Tables and 3% interest.

                                                       MALE

------------------------------------------------------------------------------------------------------------------------
 Age of Payee    10 Years     15 Years    20 Years                 Age of Payee    10 Years     15 Years     20 Years
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      25          $3.08        $3.08        $3.07                       53          $4.25        $4.20        $4.12
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      26           3.10         3.10        3.09                        54           4.33         4.27         4.18
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      27           3.12         3.12        3.11                        55           4.41         4.34         4.24
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      28           3.15         3.14        3.14                        56           4.49         4.42         4.30
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      29           3.17         3.17        3.16                        57           4.58         4.49         4.36
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      30           3.20         3.19        3.19                        58           4.68         4.58         4.43
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      31           3.22         3.22        3.21                        59           4.78         4.66         4.49
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      32           3.25         3.25        3.24                        60           4.88         4.75         4.56
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      33           3.28         3.28        3.27                        61           4.99         4.84         4.62
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      34           3.31         3.31        3.30                        62           5.10         4.93         4.69
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      35           3.34         3.34        3.33                        63           5.23         5.03         4.75
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      36           3.38         3.37        3.36                        64           5.35         5.13         4.82
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      37           3.41         3.40        3.39                        65           5.48         5.22         4.88
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      38           3.45         3.44        3.42                        66           5.62         5.33         4.94
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      39           3.49         3.48        3.46                        67           5.77         5.43         5.00
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      40           3.53         3.52        3.50                        68           5.92         5.53         5.06
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      41           3.57         3.56        5.53                        69           6.07         5.63         5.11
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      42           3.62         3.60        3.57                        70           6.23         5.73         5.16
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      43           3.66         3.64        3.62                        71           6.39         5.83         5.21
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      44           3.71         3.69        3.66                        72           6.56         5.93         5.25
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      45           3.76         3.74        3.70                        73           6.73         6.02         5.29
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      46           3.81         3.79        3.75                        74           6.90         6.11         5.33
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      47           3.87         3.84        3.80                        75           7.08         6.20         5.36
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      48           3.92         3.89        3.85                        76           7.25         6.28         5.39
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      49           3.98         3.95        3.90                        77           7.43         6.35         5.41
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      50           4.05         4.01        3.95                        78           7.61         6.42         5.43
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      51           4.11         4.07        4.00                        79           7.78         6.49         5.45
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      52           4.18         4.13        4.06                        80           7.95         6.55         5.46
------------------------------------------------------------------------------------------------------------------------


                                     TABLE 2


             MONTHLY INCOME FOR LIFE WITH GUARANTEED PERIOD CERTAIN

Equal  monthly  payments  for a  guaranteed  period of 10,  15, or 20 years,  as elected,  and for life  thereafter  as shown in the table below.  Amount of each monthly  installment  per $1,000 net  proceeds.  Amounts  based on Annuity  2000
Mortality Tables and 3% interest.

                                                      FEMALE

------------------------------------------------------------------------------------------------------------------------
 Age of Payee    10 Years     15 Years     20 Years                Age of Payee    10 Years     15 Years     20 Years
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      25          $2.99        $2.99        $2.99                       53          $3.99        $3.96        $3.92
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      26           3.01         3.01         3.00                       54           4.06         4.02         3.97
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      27           3.03         3.03         3.02                       55           4.13         4.09         4.03
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      28           3.05         3.05         3.04                       56           4.20         4.16         4.09
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      29           3.07         3.07         3.06                       57           4.28         4.23         4.15
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      30           3.09         3.09         3.09                       58           4.36         4.30         4.22
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      31           3.11         3.11         3.11                       59           4.45         4.38         4.28
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      32           3.14         3.14         3.13                       60           4.54         4.46         4.35
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      33           3.16         3.16         3.15                       61           4.63         4.55         4.42
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      34           3.19         3.19         3.18                       62           4.73         4.64         4.49
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      35           3.22         3.21         3.21                       63           4.84         4.73         4.57
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      36           3.24         3.24         3.23                       64           4.95         4.83         4.64
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      37           3.27         3.27         3.26                       65           5.07         4.93         4.71
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      38           3.30         3.30         3.29                       66           5.20         5.03         4.78
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      39           3.34         3.33         3.32                       67           5.33         5.14         4.85
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      40           3.37         3.36         3.35                       68           5.47         5.25         4.92
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      41           3.41         3.40         3.39                       69           5.62         5.36         4.99
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      42           3.44         3.44         3.42                       70           5.78         5.47         5.05
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      43           3.48         3.47         3.46                       71           5.94         5.58         5.11
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      44           3.52         3.51         3.50                       72           6.11         5.70         5.17
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      45           3.57         3.55         3.54                       73           6.29         5.81         5.22
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      46           3.61         3.60         3.58                       74           6.48         5.92         5.27
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      47           3.66         3.64         3.62                       75           6.67         6.03         5.31
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      48           3.71         3.69         3.66                       76           6.86         6.13         5.35
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      49           3.76         3.74         3.71                       77           7.06         6.22         5.38
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      50           3.81         3.79         3.76                       78           7.26         6.31         5.40
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      51           3.87         3.85         3.81                       79           7.46         6.39         5.43
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
      52           3.93         3.90         3.86                       80           7.66         6.47         5.45
------------------------------------------------------------------------------------------------------------------------



                                     TABLE 3


                      EQUAL PAYMENTS OF A SPECIFIED AMOUNT

Equal monthly payments of at least $4.71 per month for each $1,000 of proceeds. Payments will begin on the option date and will continue until the proceeds and interest, at a rate of 3% compounded annually, are exhausted.



                                     TABLE 4


                          JOINT SURVIVOR INCOME FACTORS

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                     $3.34         $3.41        $3.46        $3.50        $3.54        $3.58
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                      3.44         3.54          3.62         3.69         3.74         3.79
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                      3.53         3.66          3.79         3.90         3.99         4.06
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                      3.60         3.78          3.95         4.12         4.27         4.38
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                      3.66         3.87          4.10         4.34         4.57         4.77
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                      3.71         3.95          4.22         4.54         4.87         5.19
-------------------------------------------------------------------------------------------------


Installments shown are monthly and are for each $1,000 of net proceeds applied.

Based on Annuity 2000 Tables and 3% interest. Amounts are subject to change as described in the Interest On Settlement Options Section.

We will furnish values for age combinations not shown in the table upon request.

CVIC-2001

                       CONSECO VARIABLE INSURANCE COMPANY
               Administrative Office: 11815 N. Pennsylvania Street
                           Carmel, Indiana 46032-4555
                            Telephone: (317) 817-3700

                                 A Stock Company






















              INDIVIDUAL FLEXIBLE PREMIUM DEFERRED ANNUITY CONTRACT
                                VARIABLE ACCOUNTS
                                Non-participating